                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

iLINC COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
(Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)

(1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
(5) Total fee paid:
    ----------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
    ----------------------------------------------------------------------------
(2) Form, Schedule or Registration Statement No.:
    ----------------------------------------------------------------------------
(3) Filing Party:
    ----------------------------------------------------------------------------
(4) Date Filed:
    ----------------------------------------------------------------------------

                          [GRAPHIC OMITTED: ILINC LOGO]

                       2999 NORTH 44TH STREET, SUITE, 650
                             PHOENIX, ARIZONA 85018

                                                                   July 14, 2005


TO THE STOCKHOLDERS OF iLINC COMMUNICATIONS, INC.

You are cordially invited to attend the 2005 Annual Meeting of Stockholders (the "Meeting") of iLinc Communications, Inc. (the "Company"), to be held on August 19, 2005, at 9:00 a.m., local time, at the Company's offices, 2999 North 44th Street, Suite 650, Phoenix, Arizona 85018.

At this meeting in addition to the election of directors and the appointment of auditors, you are being asked to approve the amendment to the Company's stock option plan that would increase the number of shares of the Company's common stock that are available for issuance under the plan to a total of 5.5 million shares and would extend the term of the plan until 2015. The Company is proposing to increase the number of shares available to allow it the ability to provide necessary incentives to its employees and directors. The Company has issued almost all of the maximum number originally available under the plan. Without approval of this amendment little to no further options may be issued to our employees, directors or others eligible under the plan. THE COMPANY'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSALS TO AMEND THE PLAN AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE PROPOSAL.

All shares represented by properly executed proxies will be voted in accordance with the specifications on the enclosed proxy. If no specification is made, proxies will be voted for approval of the proposals. The affirmative vote of a majority of the outstanding shares of common stock is required to approve the proposals. Detailed information concerning the proposals are set forth in the attached proxy statement which we urge you to read carefully and promptly return your proxy.

Please read the enclosed 2005 Annual Report to Stockholders and Proxy Statement and take the time to vote. Whether or not you plan to attend the Meeting, please sign, date, and return the proxy card in the enclosed envelope as soon as possible so that your vote will be recorded. If you received a proxy card with a Web site address and voting codes, we urge you to vote on the Internet at the Web site indicated in the materials, found at www.proxyvote.com.

If you attend the Meeting having already returned the proxy card, you may withdraw your proxy and vote your shares in person. Your vote is important so please take the time to vote.

Sincerely,

/s/ James M. Powers, Jr.
------------------------
Chairman of the Board
and Chief Executive Officer
                           iLINC COMMUNICATIONS, INC.
                        2999 NORTH 44TH STREET, SUITE 650
                             PHOENIX, ARIZONA 85018

                            ------------------------

                           NOTICE OF ANNUAL MEETING OF
                                  STOCKHOLDERS
                           TO BE HELD AUGUST 19, 2005

                            ------------------------


TO OUR STOCKHOLDERS:

The 2005 Annual Meeting of Stockholders (the "Meeting") of iLinc Communications, Inc., a Delaware corporation (the "Company"), will be held on August 19, 2005 at 9:00 a.m., local time, at the Company's offices, 2999 North 44th Street, Suite 650, Phoenix, Arizona 85018, for the following purposes:

(1) To elect two Class A directors to serve for a term of three years or until their successors are duly elected and qualified;

(2) To approve the amendment to the Company's stock compensation plan (the "Plan") to increase the number of authorized shares available for issuance under that plan from 3,500,000 to 5,500,000 and to extend the term of the Plan until July 1, 2015;

(3) To consider and vote for a proposal to approve and ratify the appointment of Epstein Weber & Conover, PLC, as the Company's independent accountants for the fiscal year ending March 31, 2006; and

(4) To consider such other matters as may properly come before the Meeting and at any and all adjournments thereof.

Only stockholders of record at the close of business on July 1, 2005 are entitled to notice of and to vote at the Meeting.


                               BY ORDER OF THE BOARD OF DIRECTORS


                               /s/ James M. Powers, Jr.
                               ------------------------
                               James M. Powers, Jr.
                               Chairman of the Board and Chief Executive Officer

Phoenix, Arizona
July 14, 2005

A PROXY CARD IS ENCLOSED. YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE PREPAID, ADDRESSED ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU RECEIVED A PROXY CARD WITH A WEB SITE ADDRESS AND VOTING CODES, WE URGE YOU TO VOTE ON THE INTERNET AT THE WEB SITE INDICATED IN THE MATERIALS, FOUND AT WWW.PROXYVOTE.COM. RETURNING YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                           iLINC COMMUNICATIONS, INC.
                        2999 NORTH 44TH STREET, SUITE 650
                             PHOENIX, ARIZONA 85018

                                 PROXY STATEMENT

                              --------------------

                               GENERAL INFORMATION

The enclosed proxy is solicited by and on behalf of the Board of Directors of iLinc Communications, Inc., (the "Company"), for use at the Company's 2005 Annual Meeting of Stockholders (the "Meeting" or the "Annual Meeting") to be held at 9:00 a.m., local time, on August 19, 2005, at 2999 North 44th Street, Suite 650, Phoenix, Arizona 85018, and at any and all adjournments thereof. This Proxy Statement and the accompanying form of proxy are first being mailed or given to the stockholders of the Company on or about July 14, 2005.

The Company is mailing its 2005 Annual Report to Stockholders, including consolidated financial statements, simultaneously with this Proxy Statement to all stockholders of record as of the close of business on July 1, 2005. That report does not constitute a part of this proxy solicitation material.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

All voting rights are vested exclusively in the holders of the Company's common stock, par value $0.001 per share. Each share of the Company's common stock is entitled to one vote. Cumulative voting in the election of directors is not permitted. Holders of a majority of shares entitled to vote at the Meeting, when present in person or by proxy constitute a quorum. On July 1, 2005, the record date for stockholders entitled to vote at the Meeting, 24,144,875 shares of the Company's common stock were issued and outstanding.

Proxies in the enclosed form will be effective if properly executed and returned prior to the Meeting in the enclosed envelope either to ADP Investor Communication Services, 51 Mercedes Way, Edgewood, NY 11717 or to the Company at 2999 N. 44th Street, Suite 650, Phoenix, Arizona 85018. The Company's common stock represented by each effective proxy will be voted at the Meeting in accordance with the instruction on the proxy. If no instructions are indicated on a proxy, all common stock represented by such proxy will be voted (a) FOR election of the two nominees named in the proxy as Class A directors; (b) FOR approval of the amendment to the Company's Stock Compensation Plan to increase the number of authorized shares available for issuance under that plan from 3,500,000 to 5,500,000 and to extend the term of the Plan until July 1, 2015;
(c) FOR approval and ratification of the appointment of Epstein Weber & Conover, PLC as the Company's independent accountants for the fiscal year 2006; and (d) as to any other matters of business which properly come before the Meeting, by the named proxies at their discretion.

Any stockholder signing and mailing the enclosed proxy may revoke it at any time before it is voted by giving written notice of the revocation to the Company, by voting in person at the Meeting or by filing at the Meeting a later executed proxy.

When a quorum is present, in the election of directors, the nominees having the highest number of votes cast in favor of their election will be elected to the Company's Board of Directors. With respect to the proposal to approve the amendment to the Company's Stock Compensation Plan to increase the number of authorized shares available for issuance under that plan from 3,500,000 to 5,500,000 and to extend the term of the Plan until July 1, 2015, the affirmative vote of a majority of the shares present or represented by proxy at the meeting is required. With respect to the proposal to ratify the appointment of Epstein Weber & Conover, PLC as the Company's independent accountants for the fiscal year 2006, the affirmative vote of a majority of the shares present or represented by proxy at the meeting is required. With respect to any other matter which may properly come before the Meeting, unless a greater number of votes is required by law or by the Company's restated certificate of incorporation, a matter will be approved by the stockholders if the votes cast in favor of the matter exceed the votes cast in opposition.

Abstentions, broker non-votes (i.e., shares held by brokers or nominees as to which the broker or nominee indicates on a proxy that it does not have discretionary authority to vote) and any other shares not voted will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and broker non-votes which may be specified on the proposal to ratify the appointment of Epstein Weber & Conover, PLC as the Company's independent accountants for the fiscal year 2006, will have the same effect as a vote against that proposal. Abstentions and broker non-votes which may be specified on the proposal to approve the amendment to the Company's Stock Compensation Plan to increase the number of authorized shares under that plan to 5,500,000 and to extend the term of the Plan until July 1, 2015, will have the same effect as a vote against that proposal. For purposes of determining the outcome of the election of the directors, or of any other matter which properly may come before the Meeting, abstentions and broker non-votes will not be considered as votes cast for or against the matter. Thus, abstentions and broker non-votes will have no impact in the election of the two Class A directors, or any other matter which properly may come before the Meeting so long as a quorum is present.

The Company will pay the cost of soliciting proxies in the accompanying form. The Company has retained the services of ADP Investor Communication Services to assist in distributing proxy materials to brokerage houses, banks, custodians and other nominee holders. The estimated cost of such services is approximately $5,000 plus out-of-pocket expenses. Although there are no formal agreements to do so, proxies may be solicited by officers and other regular employees of the Company by telephone, telegraph or by personal interview for which employees will not receive additional compensation. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the shares held of record by such persons, and the Company may reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing.

                       PROPOSAL ONE: ELECTION OF DIRECTORS

GENERAL

The Company's restated certificate of incorporation provides for the classification of the Company's Board of Directors into three classes. The term of office of the Class A directors expires at this Annual Meeting of Stockholders; the term of office of the Class B directors expires at the Company's 2006 Annual Meeting of Stockholders and the term of office of the Class C directors expires at the Company's 2007 Annual Meeting of Stockholders. Two Class A nominees are proposed to be re-elected at this Annual Meeting to serve for a three-year term to last until the 2008 Annual Meeting of Stockholders or until their successors are duly elected and have been qualified. The nominees for Class A directors will be elected by a plurality of the votes cast, assuming a quorum is present at the Annual Meeting. Accordingly, abstentions and broker non-votes will have no effect on the election of the nominee director.

Proxies cannot be voted for a greater number of persons than the number of nominees named therein. Unless authority to vote is withheld, the persons named in the enclosed form of proxy will vote the shares represented by such proxy for the election of the nominee for director named below. If, at the time of the Meeting, the nominee shall have become unavailable for any reason for election as a director, the persons entitled to vote the proxy will vote for such substitute nominee, if any, as they determine in their discretion. Management is currently unaware of any circumstances likely to render the nominee unavailable for election or unable to serve.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

The persons named below have been nominated to be elected at this Annual Meeting to serve for serve as Class A Directors for a three-year term to last until the 2008 Annual Meeting of Stockholders or until their successors are duly elected and have been qualified.

                                                                                                              DIRECTOR
    NAME                         AGE    POSITION                                     CLASS - TERM               SINCE
    ----                         ---    --------                                     ------------               -----
    Craig W. Stull               54     Director                                Class A - Expires 2008           2004
    James M. Powers, Jr.         49     Chairman  of  the  Board,  President    Class A - Expires 2008           1998
                                        and Chief Executive Officer

CONTINUING DIRECTORS

The persons named below will continue to serve as directors of the Company until the annual meeting of stockholders in the year indicated below and until their successors are elected and take office. Stockholders are not voting on the election of the Class B and Class C directors. The following table shows the names, ages and positions of each continuing director.


                                                                                                              DIRECTOR
    NAME                        AGE     POSITION                                     CLASS - TERM               SINCE
    ----                        ---     --------                                     ------------               -----
    James H. Collins             58     Director                             Class B - Expires 2006              2000
    Daniel T. Robinson, Jr.      44     Director                             Class B - Expires 2006              2000
    Kent Petzold                 58     Director                             Class C - Expires 2007              2003

The following table sets forth certain information concerning the Company's directors and nominees to become a director (ages are as of March 31, 2005):

    NAME                        AGE     POSITION
    ----                        ---     --------
    James M. Powers, Jr.        49      Chairman of the Board, President, Chief
                                        Executive Officer and Director Nominee
    James H. Collins            58      Current Director
    Daniel T. Robinson, Jr.     44      Current Director
    Kent Petzold                58      Current Director
    Craig W. Stull              54      Current Director and Director Nominee

DR. JAMES M. POWERS, JR. has served as Chairman, President and CEO of the Company since December 1998. Dr. Powers led the Company through its initial growth and acquisition phase and subsequent transformation to an integrated communications company providing Web, audio, video, and Voice-over IP solutions. Dr. Powers joined the Company through the merger with Liberty Dental Alliance, Inc., a Nashville-based company where he was the founder, Chairman, and President from 1997 to 1998. Dr. Powers was a founder and Chairman of Clearidge, Inc., a privately held bottled water company in Nashville, Tennessee from 1993 to 1999, where he led Clearidge through 13 acquisitions over three years to become one of the largest independent bottlers in the Southeast, before selling the company to Suntory Water Group, Inc. Dr. Powers also was a founder and Director of Barnhill's Buffet, Inc., a privately held chain of 48 restaurants in the Southeast with over $100 million in annual revenues, which was sold in early 2005. He received his Bachelor of Science Degree from the University of Memphis, a Doctor of Dental Surgery Degree from The University of Tennessee, and his MBA from Vanderbilt University's Owen Graduate School of Management.

JAMES H. COLLINS has served as a corporate executive in financial/operational management for over 20 years completing eleven corporate turnarounds/restructurings and start-ups, served as an investment banker for 10 years in the public/private capital markets, and served five years with an international accounting firm. Mr. Collins has been Managing Partner of Collins & Company, a financial consulting firm since 2000. He was Managing Director of AFS Industries, Inc., a modular building design and manufacturing company from 2002 to 2004. Previously, he was the Chairman and CEO of Vindrauga Corporation, a private equity and financial services firm and from 1998 until 2000, Mr. Collins served as President, COO, CFO, and Director of Scripps Clinic, La Jolla, California. Industry experience includes technology, consumer electronics, financial services, healthcare, food products, retailing, real estate, construction, entertainment, and gaming. He serves as a Director of The John Tracy Clinic, a non-profit organization serving hearing-impaired children worldwide. Mr. Collins is a Certified Public Accountant and a NASD General Securities Principal. He received his B.S. and M.B.A. degrees from the University of Southern California.

DANIEL T. ROBINSON, JR. has been a member of the Bogatin Law Firm, PLC in Memphis, Tennessee since September 2000. Mr. Robinson was previously with the Glankler Brown law firm in Memphis, Tennessee. He is an investor and principal advisor in a number of private ventures, and often acts as an officer and director in closely-held businesses. When not in private practice, Mr. Robinson engaged in several private equity ventures, including merchant banking, software development, and the foodservice industry. Mr. Robinson holds a B.B.A. in Finance, an M.B.A. and J.D. from the University of Memphis. He is a member of the Memphis and Tennessee Bar Associations.

KENT PETZOLD is a private investor and since 2001 has been a principal of AZ Ventures, LLC, a general partner of Arris Ventures, LLC, a venture capital firm that focuses on information technology investments. From 1998 thru 2001, Mr. Petzold was Chairman and CEO of Cyclone Commerce, Inc. (www.cyclonecommerce.com), providing trading partner management software, where he led the company's turnaround and launch. Mr. Petzold has held positions in several public software companies, including president and CEO of Novadigm, Inc., (NASD:NVDM) which provided digital assets management. He served as a Director of Novadigm until its acquisition by Hewlett Packard in April 2004. He was SVP and General Manager of the $165 million Systems Software Division of Pansophic Systems, Inc., a NYSE software company that was acquired by Computer Associates, Inc. He also served as president and CEO of privately held Viasoft, Inc. Mr. Petzold is a director of Xenos Group, Inc. (TSE:XNS), JRiver, Inc., and Precept Ministries International. He is on the Advisory Boards of iVis Technologies, LLC, Arizona State University's College of Engineering and Computer Science, the Arizona Technology Council, and the state board of the Fellowship of Christian Athletes. Mr. Petzold holds a B.A. in Management from the University of Texas.

CRAIG W. STULL is the president and CEO of Pragmatic Marketing, Inc. which he founded in 1993 to provide product marketing training and consulting to firms by focusing on strategic, market-driven techniques. He specializes in product roll-outs, turnarounds, positioning, naming, and prospect need identification. Prior to 1993, Mr. Stull was Vice President of Product Marketing, responsible for distributed systems products at LEGENT CORPORATION, a $500 million, multi-platform software vendor. Mr. Stull has also held the position of Vice President of Marketing at VIASOFT, a provider of COBOL code analysis, testing, and re-engineering tools based in Phoenix, Arizona. Prior to VIASOFT, Mr. Stull was Vice President of Marketing at UCCEL in Dallas, Texas. He has eighteen years of software product marketing experience, six years of exceptionally successful software sales experience and eight years technical experience in operations and systems programming. This unique combination of sales, marketing, and technical experience gives him sensitivity to all aspects of software marketing.

VOTE REQUIRED AND BOARD RECOMMENDATION

WHEN A QUORUM IS PRESENT, IN THE ELECTION OF DIRECTORS, THE NOMINEES HAVING THE HIGHEST NUMBER OF VOTES CAST IN FAVOR OF THEIR ELECTION WILL BE ELECTED TO THE COMPANY'S BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINATED DIRECTORS. PROXIES SOLICITED AND GATHERED BY THE BOARD WILL BE VOTED IN FAVOR OF THE NOMINIEES UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                PROPOSAL TWO: AMENDMENT OF THE STOCK OPTION PLAN

The Board of Directors has adopted and recommends the approval of an amendment to increase the number of authorized shares available for issuance under the Company's Stock Compensation Plan from 3,500,000 to 5,500,000 and to extend the term of the Stock Compensation Plan until July 1, 2015 (the "Amendment"). A copy of the Stock Compensation Plan as amended and approved by the Board of Directors is attached as Exhibit "A." The approved and amended Plan includes amendments to provisions of the Plan that relate to the elimination of definitions and references related to the Company's Discontinued Operations that did not require stockholder approval. Since inception of the Plan and as of May 31, 2005, the Company had granted total stock options and restricted stock awards to purchase 3,111,381 shares of the Company's common stock, of that amount the Company granted incentive stock options to purchase 1,500,026 shares of common stock, nonstatutory stock options to purchase 1,161,355 shares of common stock, and a restricted stock award to purchase 450,000 shares of common stock. There are currently 3,500,000 shares authorized for issuance under the Stock Compensation Plan leaving 207,251 shares available for issuance. As of May 31, 2005, a total of 181,368 of stock options have been exercised. The closing price of the Company's common stock on the American Stock Exchange was $0.30 on May 31, 2005.

THE STOCK COMPENSATION PLAN

Subject to stockholder approval, the Board of Directors has adopted the Amendment to the Stock Compensation Plan. The purpose of the Stock Compensation Plan is to strengthen the ability of the Company to attract and retain well-qualified executive and managerial personnel, to furnish additional incentive to those persons responsible for the successful management and operation of the Company, and thereby to enhance stockholder value. The Company's plan includes the utilization of options in its acquisition strategy and the issuance of options to all employees.

The Stock Compensation Plan requires that the exercise price for each incentive and nonstatutory stock option must not be less than 100% of the fair market value per share of the common stock at the time the option is granted. No incentive stock option, however, may be granted to an employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the company unless the option price is at least 110% of the fair market value of the common stock at the date of grant and the option period is not more than five years from the date of grant. No employee may be granted incentive stock options that first become exercisable during a calendar year to purchase common stock, or stock of any affiliate (or a predecessor of the company or an affiliate), with an aggregate fair market value (determined as of the date of grant of each option) in excess of $100,000. An incentive stock option counts against the annual limitation only in the year it first becomes exercisable. Incentive stock options may be granted only to employees of the company. The Plan permits the granting of restricted stock awards in addition to incentive and nonstatutory stock options.

The time period during which an option may be exercised by the holder may not be more than ten years from the date the option is granted. Options may be exercised as provided in the option agreement and as may be specified by the full Board or the Compensation Committee if so authorized. All vested portions that become exercisable are cumulative and may be exercised at any time after they become exercisable until the option expires. Options are not assignable or transferable other than by will or the laws of descent and distribution or between spouses or incident to divorce.

Full payment for shares purchased upon exercise of an option must be made at the time of exercise. No shares may be issued until full payment is made. The Stock Compensation Plan provides that an option agreement may permit an optionee to pay by means of cash, check or cashless exercise involving the sale of shares by, or a loan from, a broker. Unless sooner terminated by action of the Board of Directors, and unless the Amendment is authorized, the Stock Compensation Plan will terminate on July 1, 2007.

The Board of Directors has retained the right to amend or terminate the Stock Option Plan, as it deems advisable. However, no amendment shall be made to materially increase the number of shares of stock which may be optioned under the Stock Compensation Plan or the number of options that may be granted to any individual optionee, materially modify the requirements as to eligibility for participation in the Stock Compensation Plan or materially increase the benefits which may accrue to participants under the Stock Compensation Plan without submitting such amendments to the stockholders for approval. In addition, no amendment to, or termination of the Stock Compensation Plan shall impair the rights of any individual under options previously granted without such individual's consent.

FEDERAL INCOME TAX CONSEQUENCES

No tax obligation will arise for the optionee or the Company upon the granting of either incentive stock options or non-qualified stock options under the Stock Compensation Plan. Upon exercise of a non-qualified stock option, an optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value, on the date of exercise, of the stock acquired over the exercise price of the option. Thereupon, the Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee. Any additional gain or loss realized by an optionee on disposition of the shares generally will be capital gain or loss to the optionee and will not result in any additional tax deduction to the Company. The taxable event arising from exercise of non-qualified stock options by officers of the Company subject to
Section 16(b) of the Securities Exchange Act of 1934 occurs on the later of the date on which the option is exercised or the date six months after the date the option was granted unless the optionee elects, within 30 days of the date of exercise, to recognize ordinary income as of the date of exercise. The income recognized at the end of any deferred period will include any appreciation in the value of the stock during the period and the capital gain holding period will not begin to run until the completion of such period.

Upon the exercise of an incentive stock option, an optionee recognizes no immediate taxable income. The tax cost is deferred until the optionee ultimately sells the shares of stock. If the optionee does not dispose of the option shares within two years from the date the option was granted and within one year after the exercise of the option, and the option is exercised no later than three months after the termination of the optionee's employment, the gain on the sale will be treated as long term capital gain. Subject to the limitations in the Stock Compensation Plan, certain of these holding periods and employment requirements are liberalized in the event of the optionee's death or disability while employed by the Company. The Company is not entitled to any tax deduction, except that if the stock is not held for the full term of the holding period outlined above, the gain on the sale of such stock, being the lesser of (i) the fair market value of the stock on the date of exercise minus the option price, and (ii) the amount realized on disposition minus the option price, will be taxed to the optionee as ordinary income and the Company will be entitled to a deduction in the same amount. Any additional gain or loss realized by an optionee upon disposition of shares prior to the expiration of the full term of the holding period outlined above generally will be capital gain or loss to the optionee and will not result in any additional tax deduction to the Company. The "spread" upon exercise of an incentive stock option constitutes a tax preference item within the computation of the "alternative minimum tax" under the Internal Revenue Code. The tax benefits, which might otherwise accrue to an optionee, may be affected by the imposition of such tax if applicable to the optionee's individual circumstances.

Other than the options to acquire 2,661,381 shares and a restricted stock award to purchase 450,000 shares of common stock that have been issued under the Stock Compensation Plan as of May 31, 2005 no additional options have been conditionally granted by the Company. Currently, only 207,251 shares of the Company's common stock are available for grant under the Plan. If the Amendment to increase the number of shares available under the Plan is approved, there will be 2,207,251 shares available for future option grants by the Company.

VOTE REQUIRED AND BOARD RECOMMENDATION

THE AMENDMENT TO THE STOCK OPTION PLAN MUST BE APPROVED BY THE HOLDERS OF A MAJORITY OF SHARES PRESENT OR REPRESENTED BY PROXY AT THE MEETING AND VOTING ON THE PROPOSAL. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "TO APPROVE" THE AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES AVAILABLE FOR ISSUANCE UNDER THE STOCK COMPENSATION PLAN FROM 3,500,000 TO 5,500,000 AND TO EXTEND THE TERM OF THE PLAN UNTIL JULY 1, 2015. PROXIES SOLICITED AND GATHERED BY THE BOARD WILL BE VOTED IN FAVOR OF THE AMENDMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

      PROPOSAL THREE: APPROVAL AND RATIFICATION OF INDEPENDENT ACCOUNTANTS

CHANGE IN INDEPENDENT ACCOUNTANTS: On December 14, 2004, BDO Seidman, LLP resigned as the Company's independent accountants. BDO Seidman, LLP audited the consolidated financial statements of the Company for the fiscal years ending March 31, 2003 and March 31, 2004. On December 16, 2004 the Company engaged

Epstein Weber & Conover, PLC as the Company's independent accountants. The Company's Audit Committee and Board of Directors participated in and approved the decision to engage Epstein Weber & Conover, PLC as independent accountants of the Company. Epstein Weber & Conover, PLC audited our financial statements for the fiscal year ending March 31, 2005. The Audit Committee and the Board of Directors unanimously recommends that stockholders vote to approve and ratify the appointment of Epstein Weber & Conover, PLC as the Company's independent accountants for the fiscal year 2006. Representatives of Epstein Weber & Conover, PLC are expected to be present at the Meeting, will have an opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

The reports of BDO Seidman, LLP on the consolidated financial statements for the fiscal years ended March 31, 2003 and 2004, respectively, contained no adverse opinion or disclaimer of opinion and were not qualified as to audit scope or accounting principle except that the report for the fiscal year ending March 31, 2003, and 2004 contained an explanatory paragraph expressing substantial doubt regarding the Company's ability to continue as a going concern. In connection with its audits for the fiscal years ended March 31, 2003 and 2004, respectively, and through December 14, 2004, there have been no disagreements with either BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of BDO Seidman, LLP would have caused them to make reference thereto in their report on the consolidated financial statements for such years. During the fiscal years ended March 31, 2003 and 2004, respectively, and through December 14, 2004, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)). For the two most recent fiscal years of the Company ended March 31, 2003 and 2004 and the subsequent interim period through December 14, 2004, the Company did not consult Epstein Weber & Conover, PLC regarding the application of accounting principles to a specified transaction, type of audit opinion that might be rendered on the Company's financial statements, or any other accounting, auditing or reporting matter.

THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES PRESENT OR REPRESENTED AT THE MEETING AND ENTITLED TO VOTE IS NEEDED TO RATIFY THE APPOINTMENT OF EPSTEIN WEBER & CONOVER, PLC AS INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR 2006. IF THE APPOINTMENT IS NOT APPROVED, THE MATTER WILL BE REFERRED TO THE AUDIT COMMITTEE FOR FURTHER REVIEW. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF EPSTEIN WEBER & CONOVER, PLC, AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR 2006.

AUDIT AND NON-AUDIT FEES

Aggregate fees for professional services rendered to the Company by Epstein, Weber & Conover, PLC and by BDO Seidman, LLP for the year ended March 31, 2005 were $47,830 and $115,036, respectively. All aggregate fees for 2004 were for professional services rendered to the Company by BDO Seidman, LLP. Total Aggregate fees for professional services for the years ended March 31, 2005 and 2004, respectively, were as follows:

         SERVICES PROVIDED                     2005             2004
                                        ----------------------------------
         Audit Fees                     $     149,392      $    190,293
         Audit Related Fees                    13,474            26,025
         Tax Fees                                  --             1,050
         All Other Fees                            --                --
                                        ----------------------------------
              Total                     $     162,866      $    217,368
                                        ==================================

AUDIT FEES. The aggregate fees billed for the years ended March 31, 2005 and 2004 were for the audits of the Company's consolidated financial statements and reviews of the Company's interim consolidated financial statements included in the Company's annual and quarterly reports, and for services provided with respect to the Company's other regulatory filings.

AUDIT RELATED FEES. The aggregate fees billed for the years ended March 31, 2005 and 2004 were primarily for services provided for review and consultation on acquisition and capital raising transactions.

TAX FEES. The aggregate fees billed for the year ended March 31, 2005 and 2004 were for miscellaneous tax consulting services related to acquisition accounting.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

The Company did not engage Epstein Weber & Conover, PLC or BDO Seidman, LLP to provide services to the Company regarding financial information systems design and implementation during the fiscal year ended March 31, 2005.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by its auditor and the estimated fees related to these services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditor. The services and fees must be deemed compatible with the maintenance of the auditor's independence, including compliance with SEC rules and regulations. 100% of all services provided by the Company's independent accountants in the fiscal year ended March 31, 2005 were pre-approved by the Audit Committee in accordance with the policy.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

The following table shows, as of May 31, 2005, the "beneficial ownership" of the Company's common stock of (i) each person who served as a director at March 31, 2005, the end of the Company's fiscal year, and nominee to become a director,
(ii) each executive officer at March 31, 2005, the end of the Company's fiscal year, (iii) all executive officers and directors of the Company as a group and
(iv) each person who owns more than 5% of the outstanding common stock. Except as otherwise indicated, the address of each person in the table is c/o iLinc Communications, Inc., 2999 N. 44th Street, Suite 650, Phoenix, Arizona 85018.

                                                         PERCENT (1)         NUMBER        NOTE
James M. Powers, Jr.                                           5.5%        1,381,501 (2)
James L. Dunn, Jr.                                                *          226,763 (3)
Nathan Cocozza                                                    *          124,338 (4)
David J. Iannini                                                  *                0 (5)
James H. Collins                                                  *          110,000 (6)
Daniel T. Robinson, Jr.                                           *           96,715 (7)
Kent Petzold                                                      *           78,460 (8)
Gary Moulton                                                   5.1%        1,229,944 (9)
Craig W. Stull                                                    *           10,000 (10)
Barry Blank                                                    6.0%        1,517,900 (11)
Renaissance Capital Growth and Income Fund III, Inc.           2.2%          548,266 (12), (13), (14)
Renaissance U.S. Growth and Income Trust PLC                   4.8%        1,225,001 (12), (13), (14), (15), (16)
BFS US Special Opportunities Trust PLC                         6.6%        1,674,999 (12), (13), (14), (16), (17)
John Rhodes                                                    5.4%        1,376,859 (18)

(ALL EXECUTIVE OFFICERS AND DIRECTORS AS A GROUP - 8)         12.7%        3,257,721

---------------

     * LESS THAN 1%.

     (1) CALCULATIONS ARE MADE IN ACCORDANCE WITH RULE 13D-3 UNDER THE SECURITIES EXCHANGE ACT, AS AMENDED. IN DETERMINING THE PERCENT OF OUTSTANDING COMMON STOCK OWNED BY A PERSON, (A) THE NUMERATOR IS THE NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED BY THE PERSON, INCLUDING SHARES THE BENEFICIAL OWNERSHIP OF WHICH MAY BE ACQUIRED WITHIN 60 DAYS UPON THE EXERCISE OF OPTIONS OR WARRANTS OR CONVERSION OF CONVERTIBLE SECURITIES, AND (B) THE DENOMINATOR IS THE TOTAL OF (I) THE 24,144,875 SHARES IN THE AGGREGATE OF COMMON STOCK OUTSTANDING ON MAY 31,2005 AND (II) ANY SHARES OF COMMON STOCK WHICH THE PERSON HAS THE RIGHT TO ACQUIRE WITHIN 60 DAYS UPON THE EXERCISE OF OPTIONS OR WARRANTS OR CONVERSION OF CONVERTIBLE SECURITIES. NEITHER THE NUMERATOR NOR THE DENOMINATOR INCLUDES SHARES WHICH MAY BE ISSUED UPON THE EXERCISE OF ANY OTHER OPTIONS OR WARRANTS OR THE CONVERSION OF ANY OTHER CONVERTIBLE SECURITIES.

     (2) INCLUDES 490,038 SHARES THAT MAY BE ACQUIRED UPON THE EXERCISE OF STOCK OPTIONS THAT SHALL VEST ON OR BEFORE JULY 30, 2005. INCLUDES A RESTRICTED STOCK AWARD FOR 450,000 SHARES ACQUIRED AS A PART OF A STOCK GRANT UNDER THE STOCK COMPENSATION PLAN. THE AWARD HAS A TERM OF TEN YEARS AND PROVIDES FOR VESTING OF 150,000 OF THOSE SHARES IF THE COMPANY'S STOCK PRICE EXCEEDS $4.50 PER SHARE, 150,000 IF THE COMPANY'S STOCK PRICE EXCEEDS $8.50 PER SHARE, AND THE REMAINING 150,000 IF THE COMPANY'S STOCK PRICE EXCEEDS $12.50 PER SHARE. ALSO INCLUDES A TOTAL OF 50,000 SHARES THAT MAY BE ISSUED ON CONVERSION OF CONVERTIBLE NOTES HELD BY MR. POWERS AND AN IRA FOR THE BENEFIT OF MR. POWERS' WIFE, EACH PURCHASED IN OUR MARCH 2002 CONVERTIBLE NOTE PRIVATE PLACEMENT.

     (3) INCLUDES 173,738 SHARES THAT MAY BE ACQUIRED UPON THE EXERCISE OF STOCK OPTIONS THAT SHALL VEST ON OR BEFORE JULY 30, 2005.

     (4) INCLUDES 104,338 SHARES THAT MAY BE ACQUIRED UPON THE EXERCISE OF STOCK OPTIONS THAT SHALL VEST ON OR BEFORE JULY 30, 2005.

     (5) ON MAY 12, 2005 MR. IANNINI RECEIVED AN INCENTIVE STOCK OPTION AGREEMENT FOR THE RIGHT TO PURCHASE 125,000 SHARES AND A NONQUALIFIED STOCK OPTION AGREEMENT FOR THE RIGHT TO PURCHASE 125,000 SHARES. NO SHARES WERE VESTED ON OR BEFORE JULY 30, 2005.

     (6) INCLUDES 75,000 SHARES THAT MAY BE ACQUIRED UPON THE EXERCISE OF STOCK OPTIONS THAT SHALL VEST ON OR BEFORE JULY 30, 2005 AND A TOTAL OF 25,000 SHARES THAT MAY BE ISSUED ON CONVERSION OF A CONVERTIBLE NOTE HELD FOR THE BENEFIT OF HIS DAUGHTER, PURCHASED IN OUR MARCH 2002 CONVERTIBLE NOTE PRIVATE PLACEMENT.

     (7) INCLUDES 40,000 SHARES THAT MAY BE ACQUIRED UPON THE EXERCISE OF STOCK OPTIONS THAT SHALL VEST ON OR BEFORE JULY 30, 2005 AND A TOTAL OF 38,460 SHARES PURCHASED IN OUR MARCH 2004 CONVERTIBLE NOTE PRIVATE PLACEMENT.

     (8) INCLUDES 40,000 SHARES THAT MAY BE ACQUIRED UPON THE EXERCISE OF STOCK OPTIONS THAT SHALL VEST ON OR BEFORE JULY 30, 2005 AND 38,460 SHARES OF COMMON STOCK PURCHASED IN OUR MARCH 2004 PRIVATE PLACEMENT.

     (9) INCLUDES 1,229,944 SHARES RECEIVED PURSUANT TO THE ASSET PURCHASE AGREEMENT AND PLAN OF ORGANIZATION BY AND BETWEEN ILINC COMMUNICATIONS, INC. AND GLYPHICS COMMUNICATIONS, INC.

     (10) INCLUDES 10,000 SHARES THAT MAY BE ACQUIRED UPON THE EXERCISE OF STOCK OPTIONS THAT SHALL VEST ON OR BEFORE JULY 30, 2005.

     (11) MR. BLANK IS AN AFFILIATE OF A FORMER PLACEMENT AGENT THAT PLACED THE MARCH 2002 CONVERTIBLE NOTE PRIVATE PLACEMENT AND HIS ADDRESS IS C/O MURPHY AND DURIEU, 1661 EAST CAMELBACK ROAD, SUITE 201, PHOENIX, ARIZONA 86016. INCLUDES 1,000,000 SHARES THAT MAY BE ISSUED UPON CONVERSION OF CONVERTIBLE NOTES. ALSO INCLUDES 190,000 SHARES THAT MAY BE ISSUED ON EXERCISE OF WARRANTS RECEIVED AS COMMISSION IN HIS CAPACITY AS AN AFFILIATE OF THE PLACEMENT AGENT FOR THE MARCH 2002 CONVERTIBLE NOTE PRIVATE PLACEMENT. DOES NOT INCLUDE AN AGGREGATE 200,000 SHARES THAT MAY BE ISSUED ON EXERCISE OF WARRANTS AND CONVERSION OF CONVERTIBLE NOTES HELD BY HIS MOTHER AND DAUGHTER, WITH RESPECT TO WHICH MR. BLANK DISCLAIMS BENEFICIAL OWNERSHIP. ALSO INCLUDES 24,500 SHARES THAT MAY BE ISSUED ON EXERCISE OF WARRANTS AND 98,000 SHARES THAT MAY BE ISSUED UPON CONVERSION OF PREFERRED STOCK RECEIVED AS COMMISSION IN HIS CAPACITY AS AN AFFILIATE OF THE PLACEMENT AGENT FOR THE SEPTEMBER 2003 PREFERRED STOCK PRIVATE PLACEMENT.

     (12) THE ADDRESS OF EACH OF THESE ENTITIES IS 8080 NORTH CENTRAL EXPRESSWAY, SUITE 210-LB 59, DALLAS, TX 75206-1857.

     (13) INCLUDES 500,000 SHARES THAT MAY BE ISSUED UPON CONVERSION OF CONVERTIBLE NOTES PURCHASED IN OUR MARCH 2002 CONVERTIBLE NOTE PRIVATE PLACEMENT.

     (14) NUMBERS ARE BASED ON A SCHEDULE 13/DA FILED BY THE BENEFICIAL OWNERS 9/13/02 AND RESPONSES TO THE COMPANY'S S-3 REGISTRATION STATEMENT QUESTIONNAIRE DATED 2/24/04 PROVIDED BY THESE ENTITIES AS WELL AS OTHER COMPANY DOCUMENTS.

     (15) INCLUDES 100,000 SHARES THAT MAY BE ISSUED ON EXERCISE OF WARRANTS AND 400,000 SHARES THAT MAY BE ISSUED UPON CONVERSION OF PREFERRED STOCK PURCHASED IN OUR SEPTEMBER 2003 PREFERRED STOCK PRIVATE PLACEMENT.

     (16) INCLUDES 125,000 SHARES THAT MAY BE ISSUED ON THE EXERCISE OF WARRANTS EACH RECEIVED AS COMPENSATION FOR ADVISOR AGREEMENTS DATED NOVEMBER 19, 2003.

     (17) INCLUDES 150,000 SHARES THAT MAY BE ISSUED ON EXERCISE OF WARRANTS AND 600,000 SHARES THAT MAY BE ISSUED UPON CONVERSION OF PREFERRED STOCK PURCHASED IN OUR SEPTEMBER 2003 PREFERRED STOCK PRIVATE PLACEMENT.

     (18) INCLUDES 1,326,859 SHARES RECEIVED PURSUANT TO THE ASSET PURCHASE AGREEMENT AND PLAN OF ORGANIZATION BY AND BETWEEN ILINC COMMUNICATIONS, INC. AND GLYPHICS COMMUNICATIONS, INC. AND 50,000 SHARES THAT MAY BE ISSUED ON EXERCISE OF WARRANTS AS PART OF A NOTE MODIFICATION AND SETTLEMENT AGREEMENT DATED DECEMBER 8, 2004.

There has been no change in control of the Company since the beginning of its last fiscal year, and there are no arrangements known to the Company, including any pledge of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

                         BOARD ORGANIZATION AND MEETINGS

During the fiscal year 2005, the Board of Directors of the Company (the "Board") held four (4) regular meetings and three (3) special called meeting and acted by unanimous written consent on four (4) occasions.

The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee each of which was initially constituted on March 30, 1998. During the fiscal year 2005, each director attended 100 percent (100%) of the aggregate of the total number of Board meetings and 100 percent (100%) of meetings of committees of the Board on which he served. The members of the Audit and Compensation Committees are not employees of the Company.

AUDIT COMMITTEE

The Audit Committee recommends the independent public accountants to be selected by the Board for stockholder approval each year and acts on behalf of the Board in reviewing with the independent public accountants, the chief financial officer and other corporate officers, various matters relating to the adequacy of the Company's accounting policies and procedures and financial controls and the scope of the annual audits by the independent public accountants. The Audit Committee consists of Mr. Collins (Chairman), Mr. Petzold and Mr. Stull. During the fiscal year 2005, the Audit Committee held six (6) meetings. The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee may be obtained from the Company by visiting the

Company's website located at www.ilinc.com, or upon written request to the Secretary of the Company at the principal executive offices of the Company located at 2999 N. 44th Street, Suite 650, Phoenix, AZ 85018. The members of the Audit Committee are independent within the meaning of Section 121(A) of the American Stock Exchange's listing standards and the Sarbanes-Oxley Act. The Board has determined that Mr. James Collins is an independent financial expert as required by Item 401(h) of Regulation S-K.

COMPENSATION COMMITTEE

The Compensation Committee is authorized to establish the general compensation policy for the officers and directors of the Company and annually reviews and establishes or makes recommendations to the entire Board regarding officers' salaries and bonus and the general participation of all employees in employee benefit plans, the Stock Compensation Plan. The Compensation Committee prepares reports required by the SEC and approves the directors' compensation. The Compensation Committee consists of Mr. Petzold (Chairman), and Mr. Stull. During the fiscal year 2005, the Compensation Committee held two (2) meetings. The members of the Compensation Committee are independent within the meaning of
Section 121(A) of the American Stock Exchange's listing standards and the Sarbanes-Oxley Act. A copy of the Compensation Committee Charter may be obtained from the Company by visiting the Company's website located at www.ilinc.com, or upon written request to the Secretary of the Company at the principal executive offices of the Company located at 2999 N. 44th Street, Suite 650, Phoenix, AZ 85018.

DIRECTOR COMPENSATION

Directors who are employees of the Company do not receive additional compensation for serving as directors. Each director who is not an employee of the Company receives a fee of $3,000 for attendance at each Board meeting and directorial duties during that quarter and $1,000 for each committee meeting (unless held on the same day as a Board meeting). The Chairman of the Audit Committee receives $2,000 per quarter, but no other chairman of a committee receives compensation as chairman. All directors of the Company are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board or committees thereof, and for other expenses incurred in their capacity as directors of the Company under the Company's Stock Compensation Plan (the "Stock Plan") each non-employee director is eligible to receive non-qualified options to purchase shares of the Company common stock. Each newly elected non-employee director automatically will be granted nonqualified options to purchase 25,000 shares of the Company's common stock on the date that the person first becomes a director of the Company. The vesting for the initial grant of 25,000 is 10,000 vested immediately on the Date of Grant with 5,000 shares of the remaining shares vesting on the date of subsequent annual meeting of stockholders each year from year to year until fully vested. Thereafter, each non-employee director each year automatically will be granted nonqualified options to purchase 15,000 shares of the Company's common stock on the date of the Company's annual meeting of stockholders. Each option will have an exercise price per share equal to the fair market value of the Company's common stock on the date of grant. All the options granted to the non-employee directors have a term of ten years and options granted after the initial grant are fully exercisable on the date of grant.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee is authorized to develop policies on the size and composition of the Board and criteria relating to candidate selection, propose to the Board a slate of director nominees for election at annual meetings of stockholders, propose candidates to fill vacancies on the Board and recommend board members to serve on the various committees of the Board. A copy of the Charter of the Nominating and Corporate Governance Committee may be obtained from the Company by visiting the Company's website located at www.ilinc.com, or upon written request to the Secretary of the Company at the principal executive offices of the Company located at 2999 N. 44th Street, Suite 650, Phoenix, AZ 85018. The members of the Nominating Committee and Corporate Governance Committee are Mr. Robinson (Chairman), Mr. Collins and Mr. Petzold. During the fiscal year 2005, the Nominating Committee and Corporate Governance Committee held two (2) meetings.

The Nominating and Corporate Governance Committee will consider nominees proposed by stockholders in accordance with any guidelines or policies for such consideration. Article II, Section 12 of the Company's Bylaws provides that persons nominated by stockholders shall be eligible for election as directors only if nominated in accordance with the following procedures. Such nominations shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Company (2999 N. 44th Street, Suite 650, Phoenix, AZ 85018) not less than ninety (90) days nor more than one hundred eighty (180) days prior to the meeting. Such stockholder's notice to the Secretary must set forth (a) as to the stockholder proposing to nominate a person for election or re-election as director, (i) the name and address of the nominator, (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the nominator, (iii) the name and address of any person with whom the nominator is acting in concert and their beneficial ownership of the Company's capital stock, and (b) as to the nominee,
(i) the information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act and (ii) a notarized affidavit executed by each such nominee to the effect that, if elected as a member of the Board, he will serve and that he is eligible for election as a member of the Board. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

CODE OF ETHICS

Our Board has adopted a code of ethics for the Company. While no code of conduct can replace the thoughtful behavior of an ethical director, officer or employee, we feel the code of ethics will, among other things, focus our board and management on areas of ethical risk, provide guidance in recognizing and dealing with ethical issues, provide mechanisms to report unethical conduct and generally help foster a culture of honesty and accountability. Any amendment or waiver of the code of ethics may only be made by the Board or an authorized committee of the Board. A copy of the Code of Ethics may be obtained from the Company by visiting the Company's website located at www.ilinc.com, or upon written request to the Secretary of the Company at the principal executive offices of the Company located at 2999 N. 44th Street, Suite 650, Phoenix, AZ 85018.

STOCKHOLDER COMMUNICATIONS

The management of the Company and the Board welcome communications from the Company's stockholders. Stockholders who wish to communicate with the Board, or one or more specified directors, may send an appropriately addressed letter to the Chairman of the Board of the Company, at 2999 North 44th Street, Suite 650, Phoenix, Arizona 85018. The mailing envelope should contain a clear notation indicating that the enclosed letter is a "Stockholder-Board Communication." All such letters should identify the author as a security holder, and, if the author desires for the communication to be forwarded to the entire Board or one or more specified directors, the author should so request, in which case the Chairman will arrange for it to be so forwarded unless the communication is irrelevant or improper.

                             EXECUTIVE COMPENSATION

The following table sets forth each component of compensation paid or awarded to, or earned by, the person who served as Chief Executive Officer of the Company during the fiscal year ended March 31, 2005, and the five other most highly compensated executive officers serving as of March 31, 2005 whose aggregate cash compensation exceeded $100,000 during the fiscal year 2005 (the "Named Executive Officers").

                                                                                  RESTRICTED    SECURITIES
       NAME AND PRINCIPAL        FISCAL                               OTHER         STOCK       UNDERLYING      ALL OTHER
            POSITION              YEAR     SALARY       BONUS      COMPENSATION     AWARDS        OPTIONS    COMPENSATION (1
-----------------------------------------------------------------------------------------------------------------------------
James M. Powers, Jr.              2005    $226,486     $45,000          --            --           24,600         $9,000
    Chairman of the Board         2004    $226,602        --            --            --           30,000         $9,000
    President and Chief           2003    $235,449     $39,375          --            --              --          $9,000
    Executive Officer


James L. Dunn, Jr.                2005    $151,234     $30,000          --            --           16,400            --
    Sr. Vice President and        2004    $151,377        --            --            --           20,000            --
    General Counsel               2003    $151,164     $21,875          --            --           20,000            --


John S. Hodgson                   2005    $117,048        --            --            --          225,000            --
    Sr. Vice President and
    Chief Financial Officer (2)


Nathan Cocozza                    2005    $176,163     $12,500                                     16,400            --
    Sr. Vice President of Sales   2004     $37,804        --            --            --          200,000


David J. Iannini                  2005      $5,384        --            --            --              --             --
    Sr. Vice President and
    Chief Financial Officer (3)


Gary L. Moulton                   2005    $118,483    $100,000
    Sr. Vice President of Audio
    Services

----------------------

(1) All Other Compensation is comprised of the reimbursement of automobile expenses.
(2) Mr. Hodgson's employment ended March 11, 2005. Pursuant to his option agreements, unless exercised the options expire ninety (90) days from March 11, 2005 and therefore expired on June 12, 2005 without exercise.
(3) Mr. Iannini's employment began March 14, 2005.

OPTION GRANTS

The following table provides information on stock option grants to the Named Executive Officers in the fiscal year ended March 31, 2005 under the Stock Plan.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                             NUMBER OF
                            SECURITIES
                            UNDERLYING
                              OPTIONS               % OF TOTAL
                              GRANTED            OPTIONS GRANTED           GRANT
                              DURING             TO EMPLOYEES IN      EXERCISE PRICE      EXPIRATION            PRESENT
                            FISCAL YEAR            FISCAL YEAR          (PER SHARE)          DATE                VALUE
                          ----------------    ---------------------   ---------------    --------------      ---------------
James M. Powers, Jr.             6,150 (3)            0.9%                  $0.50            10/01/14         $2,460(7)
                                18,450 (4)            2.6%                  $0.50            10/01/14         $7,380(7)

James L. Dunn, Jr.               4,100 (3)            0.6%                  $0.50            10/01/14         $1,640(7)
                                12,300 (4)            1.8%                  $0.50            10/01/14         $4,920(7)

John S. Hodgson(1)              56,250 (1),(5)        8.0%                  $0.80             6/10/05 (1)    $39,375(1),(8)
                               168,750 (1),(6)       24.0%                  $0.80             6/10/05 (1)   $118,125(1),(8)

Nathan Cocozza                   4,100 (3)            0.6%                  $0.50            10/01/14         $1,640(7)
                                12,300 (4)            1.8%                  $0.50            10/01/14         $4,920(7)

David J. Iannini(2)                  -                -                      -                -                       -

(1) Mr. Hodgson's employment ended March 11, 2005. Pursuant to his option agreements, unless exercised the options expire ninety (90) days from March 11, 2005 and therefore expired on June 12, 2005 without exercise.

(2) On May 12, 2005 Mr. Iannini received an incentive stock option agreement for the right to purchase 125,000 shares and a nonqualified stock option agreement for the right to purchase 125,000 shares.

(3) Vested 100% on April 1, 2005.

(4) Vest monthly over three (3) years in 1/36 increments beginning May 1, 2005.

(5) Vested 100% on January 19, 2005.

(6) Vest monthly over three (3) years in 1/36 increments beginning February 1, 2005.

(7) Calculated using the following weighted-average assumptions: dividend yield of 0%, expected volatility of 73%, risk-free interest rate of 4.19% and expected life of ten (10) years.

(8) Calculated using the following weighted-average assumptions: dividend yield of 0%, expected volatility of 90%, risk-free interest rate of 4.38% and expected life of ten (10) years.

The following table sets forth certain information with respect to unexercised options to purchase the Company's common stock held by the Named Executive Officers at March 31, 2005. (None of the Named Executive Officers exercised options in the fiscal year 2005.)

YEAR-END 2005 OPTION VALUES

                                          NUMBER OF SHARES                         VALUE OF UNEXERCISED
                                       UNDERLYING UNEXERCISED                          IN THE MONEY
                                          OPTIONS HELD AT                             OPTIONS HELD AT
                                           MARCH 31, 2005                             MARCH 31, 2005
                                 EXERCISABLE         UNEXERCISABLE         EXERCISABLE (1)     UNEXERCISABLE (1)
                                ---------------     -----------------      ---------------     -----------------
  James M. Powers, Jr.                479,456                40,300                    -                     -
  James L. Dunn, Jr.                  164,883                31,517                    -                     -
  John S. Hodgson                      61,312 (2)                                      -                     -
  Nathan Cocozza                       81,500               134,900                    -                     -

-----------------------

(1) Value of unexercised in-the-money options is calculated based upon the difference, if any, between the option exercise price and the closing price of the common stock at year-end, multiplied by the number of shares underlying the options. The closing price per share of the Company's common stock as reported on the AMEX on March 31, 2005 was $0.37. The exercise prices for the options previously granted to the Named Executive Officers range from $0.50 to $6.125 per share.

2 Mr. Hodgson's employment ended March 11, 2005. Pursuant to his option agreements, unless exercised the options expire ninety (90) days from March 11, 2005 and therefore expired on June 12, 2005 without exercise.

EMPLOYMENT AGREEMENTS

The Company has entered into employment agreements with Mr. Powers, Mr. Dunn, Mr. Cocozza, Mr. Iannini, Mr. Moulton and Mr. Hodgson. All are or were officers and Mr. Powers is also Chairman of the Board of Directors. Mr. Hodgson's employment with the Company ended on March 11, 2005 and his employment agreement likewise terminated on that date. Each of these agreements provides for an annual base salary in an amount not less than the initial specified amount and entitles the employee to participate in all of the Company's compensation plans. Each agreement establishes a base annual salary and provides the eligibility for an annual award of bonuses based on the management incentive compensation plan (as adopted and amended by the Compensation Committee of the Board of Directors from year to year), and is subject to the right of the Company to terminate their respective employment at any time without cause. Mr. Powers and Mr. Dunn's provides for continuous employment for a one-year term that renews automatically unless otherwise terminated. Mr Dunn's employment agreement provides a relocation option permitting Mr. Dunn to relocate outside the corporate offices, and if elected then permits termination by the Company anytime after six months from the date of that relocation. Mr. Dunn relocated to Houston in June of 2005. Mr. Cocozza's agreement provides for a one-year term that renews upon notice from the Company for an additional one-year term. Mr. Iannini's agreement provides for a one-year term that renews upon notice from the Company for an additional one-year term. Mr. Moulton's agreement provides for continuous employment for a two-year term. Mr. Moulton's agreement contains a signing bonus of $100,000 payable in installments of $50,000 upon execution, $25,000 on October 1, 2004 and $25,000 on January 1, 2005. Under each of the employment agreements, if the Company terminates the employee's employment without cause (as therein defined), Mr. Powers, Mr. Dunn, Mr. Iannini, and Mr. Moulton will be entitled to a payment equal to 12 months' salary and Mr. Cocozza will be entitled to a payment equal to nine months' salary. Additionally, Mr. Powers, Mr. Dunn and Mr. Iannini's, employment agreements provide for a severance payment equal to one (1) year's compensation in the event of termination of employment following a "change in control" of the Company (as defined therein). Each of the foregoing agreements also contains a covenant limiting competition with iLinc for one year following termination of employment except for Mr. Moulton's which limits competition with iLinc for nine months following termination.

Compensation Committee Interlocks And Insider Participation

No executive officer of the Company currently serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board of directors or as an executive officer of the Company. See "Director and Executive Compensation" and "Certain Transactions" for a description of any transactions between the Company and members of the Board of Directors.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW

The Compensation Committee is responsible for establishing a general compensation policy for officers and employees of the Company, preparing any reports that may be required relating to officer compensation and approving any increases in director's fees. The Compensation Committee consists of Mr. Petzold, Chairman, and Mr. Stull. In the fiscal year 2005, the Compensation Committee approved, or in some cases recommended to the Board for the Board's approval, remuneration arrangements and compensation plans involving the Company's directors, executive officers and certain other employees whose compensation exceeds specified levels. The Compensation Committee recommends to the Board the level of stock options that should be granted to employees, including executive officers under the Company's Stock Compensation Plan.

The Company's executive compensation program has been designed to assist the Company in attracting, motivating and retaining the executive talent necessary for the Company to maximize its return to stockholders. To this end, this program provides competitive compensation levels and incentive pay levels that vary based on corporate and individual performance.

The Company's compensation program for executives consists of three key elements: a base salary, a performance-based annual bonus, and periodic grants of stock options.

The Compensation Committee believes that this three-part approach best serves the interests of the Company and its stockholders. It enables the Company to meet the requirements of the highly competitive environment in which the Company operates while ensuring that executive officers are compensated in a way that advances both the short-term and long-term interests of its stockholders. Under this approach, compensation for these officers involves a high proportion of pay that is dependent on maximizing returns to stockholders. The annual bonus payable for the fiscal year 2005 had not yet been determined or accrued as of March 31, 2005, but will depend on the Company's operational performance in the fiscal year 2005 and other individual factors including certain revenue targets.

BASE SALARY

Base pay is designed to be competitive with salary levels for comparable executive positions at other companies and the Compensation Committee reviews such comparable salary information as one factor to be considered in determining the base pay for the Company's executive officers. Other factors the Compensation Committee considers in determining base pay for each of the executive officers are that officer's responsibilities, experience, leadership, potential future contribution and demonstrated individual performance. The Company has employment agreements with its Chief Executive Officer and certain of the other Named Executive Officers. These agreements provide for a minimum annual base salary the Company may increase, but cannot decrease. Any increase in these base salaries of the Company's executive officers will be based on recommendations by the Company's Chief Executive Officer, taking into account such factors as competitive industry salaries, a subjective assessment of the nature of the position and the contribution and experience of the executive officer. Performance for base salary purposes will be assessed on a qualitative, rather than a quantitative, basis. No specific performance formula or weighting of factors will be used in determining base salary levels.

ANNUAL BONUS

For the fiscal year 2005, the Company determined that it was their preference to compensate the executive officers both with cash bonuses and in the form of long-term, equity-based compensation through the award of stock options. Cash bonus payments related to fiscal 2005 performance had not yet been determined or accrued as of March 31, 2005. The Compensation Committee expects to base future annual bonuses on the Company's financial performance and the individual performance of the employees, and intends to use qualitative and quantitative factors for this purpose that will include the level of revenues, operating profit and other financial measures appropriate to each position.

STOCK PLAN

The objectives of the Stock Plan are to (i) attract and retain superior personnel for positions of substantial responsibility and (ii) provide employees, non-employee directors and advisors with an additional incentive to contribute to the success of the Company.

Stock options align the interests of employees and stockholders by providing value to option holders through stock price appreciation only. The Compensation Committee expects that it will make future stock option or other long-term equity-based incentive awards periodically at its discretion based on recommendations of the Chief Executive Officer. Stock option grant sizes, in general, will be evaluated by regularly assessing competitive market practices, the overall performance of the Company, the size of previous grants and the number of options held. In addition, the Compensation Committee may consider factors including that executive's current ownership stake in the Company, the degree to which increasing that ownership stake would provide the executive with additional incentives for future performance, the likelihood that the grant of those options would encourage the executive to remain with the Company and the value of the executive's service to the Company. This posture with regard to stock options is intended to focus management's efforts on maximizing stockholder returns. The number of options granted to a particular participant will also be based on the Company's historical financial success, its future business plans and the individual's position and level of responsibility within the Company, but these factors will be assessed subjectively and not weighted.

During fiscal year 2005 the Company issued 297,000 incentive and 335,900 non statutory stock option to employees under the Stock Plan providing for the purchase of shares of the Company's common stock, par value per share of $0.001 as follows: 22,000 shares were issued at an exercise price of $1.10 per share; 41,000 shares were issued at an exercise price of $1.00 per share; 225,000 shares were issued at an exercise price of $0.80 per share; and 344,900 shares were issued at an exercise price of $0.50 per share. All the options granted vest as follows: twenty-five percent (25.000%) of the options shall be vested six (6) months from Date of Grant; and thereafter beginning on the first day of the following month one thirty-sixth (1/36) of the remaining portion shall vest on the first day of each month, from month to month, until fully vested.

FISCAL YEAR 2005 CHIEF EXECUTIVE OFFICER PAY

As described above, the Compensation Committee considers several factors in developing an executive compensation package. For the Chief Executive Officer, these factors will include competitive market pay practices, performance level, experience, contributions toward achievement of strategic goals and the overall financial and operations success of the Company.

The Company entered into an initial employment agreement with Mr. Powers, the Company's Chief Executive Officer, in November 1998. The Company entered into a subsequent employment agreement with Mr. Powers in November 2000 upon expiration of the initial agreement. That agreement has a continuous two-year term at an initial base compensation rate of $225,000 per annum. Mr. Powers is eligible to receive an annual cash bonus in an amount up to 35% of his base salary upon achievement of certain performance targets. The Compensation Committee monitors trends in this area, as well as changes in law, regulation and accounting practices, that may affect either its compensation practices or its philosophy. Accordingly, the Committee reserves the right to alter its approach in response to changing conditions.

THIS REPORT WILL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING THIS PROXY STATEMENT BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT") AND WILL NOT BE DEEMED FILED UNDER EITHER OF SUCH STATUTES EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE.

The Compensation Committee:

     Kent Petzold, Chairman
     Craig W. Stull


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In December 2001 in connection with the grant of restricted shares of common stock to Mr. Powers, the Company loaned to Mr. Powers $179,000 related to federal income tax liability incurred by Mr. Powers in connection with the restricted shares grant. The entire principal balance of the loan remains outstanding. The loan bears interest at the rate of 5.62% per annum. All principal and accrued, but unpaid interest shall be due and payable on April 12, 2012. No interim payments on principal or interest are required. The loan and the obligations arising thereunder are secured by a first lien security interest in and to the 450,000 shares of the Company's common stock granted to Mr. Powers in his Restricted Stock Award Agreement dated December 3, 2001. The Company recognized a $179,000 charge to income at the date of the grant.

                                PERFORMANCE GRAPH

The following line graph compares the percentage change from date of public offering (March 30, 1998) through March 31, 2005 for (i) the Company's common stock, (ii) a peer group (the "Peer Group") of companies selected by the Company that are e-Learning and Web conferencing companies located in the United States,
(iii) and the AMEX Composite Index. The companies in the Peer Group historically included Click2Learn, Digital Think, Docent, Learn2, Mentergy, Saba Software, Skillsoft, and Smart Force, but as of March 31, 2005 Click2Learn and Docent merged to become SumTotal Systems, Inc., Digital Think was purchased by Convergys Corporation and Mentergy and Learn2 had ceased to trade, therefore the 2005 data point includes: SumTotal Systems, Inc., Saba Software, Skillsoft, and Smart Force.

                              [LINE GRAPH OMITTED]


                                                       Comparison of Total Returns*

                            March 30,   March 31,  March 30,  March 30,   March 30,  March 30,  March 31,  March 31,   March 31,
      Description             1998        1998       1999       2000        2001       2002       2003       2004        2005
----------------------------------------------------------------------------------------------------------------------------------
iLinc Communications          $100        $103        $20        $18          $5        $12         $4        $12         $4
AMEX Composite Index          $100        $101        $96       $136        $119       $127       $112       $171       $198
Peer Group                    $100        $100        $48       $213        $117        $77        $20        $44        $47

*Total return based on $100 initial investment. The graph is presented in accordance with SEC requirements. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future financial performance. The total return on investment for the period shown for the Company, the AMEX Composite Index and the Peer Group is based on the stock price or composite index at March 30, 1998. The performance graph appearing above will not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act, or under the Exchange Act and will not be deemed filed under either of those Acts except to the extent that the Company specifically incorporates this information by reference.


                          REPORT OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

The Audit Committee hereby reports as follows:

The Audit Committee assists the board of directors in its oversight responsibilities and, in particular, is responsible for (1) monitoring the integrity of the Company's financial statements, financial reporting processes and systems of internal controls regarding finance, accounting and legal compliance, (2) selecting and appointing the Company's independent auditors and monitoring their independence and performance, pre-approving all audit and non-audit services to be provided, consistent with all applicable laws, to the Company by the Company's independent auditors, and establishing the fees and other compensation to be paid to the independent auditors, and (3) establishing procedures for the receipt, retention, response to and treatment of complaints, including confidential, anonymous submission by the Company's employees, regarding accounting, internal controls or audit related matters.

Management is responsible for the Company's financial reporting process, including its system of internal controls, and for the preparation of the consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes. It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. The members of the Audit Committee are not employees of the Company. The members of the Audit Committee are not and do not represent themselves to be, or to serve as, accountants or auditors by profession. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company's financial statements.

     1. The Audit Committee has reviewed and discussed the audited financial statements with the Company's management.

     2. The Audit Committee has discussed with the Company's independent accountants the matters required to be discussed by SAS 61 (Communication with Audit Committees).

     3. The Audit Committee has received the written disclosures and the letter from Company's independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the Company's independent accountants their independence.

     4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2005, for filing with the SEC.

The Audit Committee:

James H. Collins, Chairman
Kent Petzold
Craig W. Stull


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires directors, executive officers and beneficial owners of more than 10% of the outstanding shares of the Company to file with the SEC reports regarding changes in their beneficial ownership of shares in the Company. Those who own 10% or more of the Company have been identified in the Security Ownership of Certain Beneficial Owners and Management as well as on file with the SEC.

Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all its directors, officers, or beneficial owners of more than 10% of any class of equity securities during the fiscal year 2005 complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act.

                              STOCKHOLDER PROPOSALS

Under the rules of the SEC, stockholder proposals for inclusion in the Company's proxy materials relating to the next annual meeting of stockholders must be received by the Company on or before March 17, 2006.

In addition, a stockholder may bring business before the 2006 annual meeting or may submit nominations for election as a director at that meeting if the stockholder complies with the requirements specified in the Company's bylaws. The requirements include: (i) providing written notice to the Company's principal executive offices at least 90 and not more than 180 days prior to the annual meeting or the corresponding date for the 2006 Annual Meeting; and (ii) supplying the additional information listed in Article II, Section 11 of the Company's bylaws (in the case of stockholder proposals) and Article II, Section 12 of the Company's Bylaws in the case of director nominations).

                         2005 ANNUAL REPORT ON FORM 10-K

THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED MARCH 31, 2005 WAS FILED ELECTRONICALLY WITH THE SEC AND IS AVAILABLE ON THE COMPANY'S WEBSITE. STOCKHOLDERS WHO WISH TO OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT (WITHOUT EXHIBITS) ON FORM 10-K MAY EITHER VISIT THE COMPANY'S WEBSTIE AT WWW.ILINC.COM OR MAY ADDRESS A WRITTEN REQUEST TO iLINC COMMUNICATIONS, INC., 2999 N. 44TH STREET, SUITE 650, PHOENIX, ARIZONA, 85018. THE COMPANY WILL PROVIDE COPIES OF THE EXHIBITS TO THE FORM 10-K UPON PAYMENT OF A REASONABLE FEE.

                                 OTHER BUSINESS

As of the date of this Proxy Statement, management was not aware of any business not described above would be presented for consideration at the Meeting. If any other business properly comes before the Meeting, it is intended that the shares represented by proxies will be voted in respect thereto in accordance with the judgment of the persons voting them.

The above Notice and Proxy Statement are sent by order of the Board.

/s/ David J. Iannini
--------------------
David J. Iannini
Sr. Vice President and Chief Financial Officer
Phoenix, Arizona
                           iLINC COMMUNICATIONS, INC.
                        2999 NORTH 44TH STREET, SUITE 650
                             PHOENIX, ARIZONA 85018

                            -------------------------

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 19, 2005

                            -------------------------

The undersigned hereby appoints James M. Powers, Jr. and David J. Iannini, or either of them, proxies for the undersigned, each with full power of substitution, to vote all shares of common stock of iLinc Communications, Inc. which the undersigned is entitled to vote, at the Annual Meeting of Stockholders (the "Meeting") to be held on August 19, 2005, at 9:00 a.m., local time, at the Company's offices, 2999 N. 44th Street, Suite 650, Phoenix, Arizona 85018 and at any and all adjournments thereof for the following purposes:

(1)  Election of Class A Directors:

[ ]  FOR the nominees listed below (except as marked to the contrary below)
[ ]  WITHHOLD AUTHORITY to vote for the nominees listed below

     Nominee:  James M. Powers, Jr.
     Nominee:  Craig W. Stull

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S NAME ON THE LINE IMMEDIATELY BELOW.)

--------------------------------------------------------------------

--------------------------------------------------------------------

(2) Approval of the amendment to the Company's Stock Compensation Plan to increase the number of authorized shares available for issuance under that plan from 3,500,000 to 5,500,000 and to extend the term of the Plan until July 1, 2015.

[ ]  FOR
[ ]  AGAINST
[ ]  ABSTAIN


(3) Approval and Ratification of the Appointment of Epstein Weber & Conover, PLC, as the Company's Independent Accountants for Fiscal 2006.

[ ]  FOR
[ ]  AGAINST
[ ]  ABSTAIN

(4) In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Meeting.

[ ]  FOR
[ ]  AGAINST
[ ]  ABSTAIN

PLEASE DATE AND SIGN ON REVERSE SIDE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING "FOR" ELECTION OF THE NOMINEES FOR DIRECTOR AS SELECTED BY THE BOARD OF DIRECTORS, "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S STOCK COMPENSATION PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES AVAILABLE FOR ISSUANCE UNDER THAT PLAN FROM 3,500,000 TO 5,500,000 AND TO EXTEND THE TERM OF THE PLAN UNTIL JULY 1, 2015, AND "FOR" APPROVAL AND RATIFICATION OF THE APPOINTMENT OF EPSTEIN WEBER & CONOVER, PLC,, AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith. The undersigned hereby revokes any proxies given prior to the date reflected below.

                             -----------------------
                                      Date


                   ------------------------------------------
                         Signature(s) of stockholders(s)

          Please complete, date and sign exactly as your name appears herein. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, guardian or corporate official, please add your title.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE TO ADP INVESTOR COMMUNICATION SERVICES, 51 MERCEDES WAY, EDGEWOOD, NY 11717 AS AGENT FOR THE COMPANY OR TO THE COMPANY AT 2999 N. 44TH STREET, SUITE 650, PHOENIX, ARIZONA 85018. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.